UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2004

WILSHIRE FINANCIAL SERVICES GROUP INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-21845	93-1223879
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14523 SW Millikan Way, Suite 200 Beaverton, OR	97005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 223-5600

Item 5.	Other Events

        On January 16, 2004, Wilshire Financial Services Group Inc. entered into an agreement to sell its wholly-owned mortgage servicing subsidiary, Wilshire Credit Corporation, to Merrill Lynch Mortgage Capital Inc., a division of Merrill Lynch & Co., New York, NY. The agreement provides that Wilshire Financial Services Group Inc. will receive a cash purchase price of approximately $52 million before transaction fees and expenses. The purchase price is subject to adjustment based on the net asset value reflected on Wilshire Credit’s closing date balance sheet. Closing is expected to occur in the second quarter of 2004 and is subject to various customary conditions, including the receipt of regulatory approvals.

        Subsequent to closing, Wilshire Credit Corporation will continue to operate under its current name and at its current Beaverton, Oregon location.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits

99.1 Press release dated January 16, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2004	WILSHIRE FINANCIAL SERVICES GROUP INC.
Registrant

/s/ Stephen P. Glennon
Stephen P. Glennon
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER

INDEX TO SCHEDULES AND EXHIBITS

Exhibit Number	Description

99.1	Press release dated January 16, 2004